Exhibit 99.3

M  A  C  K  —  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

MACK-CALI REALTY CORPORATION

ANNOUNCES FOURTH QUARTER RESULTS

Core FFO Per Diluted Share was $0.47 for The Quarter

Edison, New Jersey—February 24, 2016—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2015.

Recent highlights include:

•   Funds from operations (FFO) per diluted share of $0.47 for the quarter and $1.88 for the full year 2015;

•   86.2 percent leased at quarter end, an increase of 0.4 percent over third quarter and 200 basis points higher than year end 2014;

•   Net loss of $0.35 per diluted share;

•   Closed on remaining 50 percent interest in a 371-unit multi-family property in Malden, Massachusetts;

•   Obtained $350 million five-year unsecured term loan fixed at 3.125 percent; and

•   Declared $0.15 per share quarterly common stock dividend.

“We believe that we have made the correct adjustments to our corporate strategy in light of the evolving market conditions and valuation dislocation. To that point, our results represent another excellent quarter of progress and that our team’s initial hard work is taking root as we move quickly and effectively on our ongoing transformation.  While this is a long process, we believe that we are making meaningful changes  that will be beneficial in both the near and long-term, “ said Michael J. DeMarco, president.

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Funds from operations (FFO) for the quarter ended December 31, 2015 totaled $46.9 million, or $0.47 per share, as compared to $34.1 million, or $0.34 per share, for the quarter ended December 31, 2014. For the year ended December 31, 2015, FFO equaled $188.1 million, or $1.88 per share, as compared to $162.7 million, or $1.63 per share, for the same period last year.

For the current quarter compared to the fourth quarter last year, the increase in FFO per share resulted primarily from severance costs of $0.13 in 2014. This results in Core FFO per diluted share for the current quarter of $0.47 versus $0.47 for the prior year period.

Net income (loss) available to common shareholders for the quarter ended December 31, 2015 amounted to $(31.7) million, or $(0.35) per share, as compared to $(9.2) million, or $(0.10) per share, for the quarter ended December 31, 2014.

For the year ended December 31, 2015, net income (loss) available to common shareholders equaled $(125.8) million, or $(1.41) per share, as compared to $28.6 million, or $0.32 per share, for the same period last year. Included in net loss for the quarter and year ended December 31, 2015 was an impairment charge taken on properties the Company intends to sell as part of its recently-announced strategic initiative of $33.7 million and $197.9 million, respectively.

Total revenues for the fourth quarter 2015 were $146.4 million, as compared to $151.4 million for the fourth quarter 2014. For the year ended December 31, 2015, total revenues amounted to $594.9 million, as compared to $636.8 million for the same period last year.

OPERATING HIGHLIGHTS

Mack-Cali’s consolidated commercial in-service portfolio was 86.2 percent leased at December 31, 2015, as compared to 85.8 percent leased at September 30, 2015.

For the quarter ended December 31, 2015, the Company executed 88 leases at its consolidated in-service commercial portfolio totaling 898,507 square feet. Of these totals, 179,240 square feet were for new leases and 719,267 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 712,677 square feet in Core properties,11,064 square feet in Waterfront properties,122,673 square feet in Flex properties and 52,093 square feet in Non-Core properties.

Mitchell E. Rudin, chief executive officer, commented “The New Jersey market has been very receptive to the announced changes to our properties. The activity on both the waterfront and Parsippany has been and continues to appear very strong. We anticipate reaching 90 percent leased for the Waterfront by the end of the first quarter and the mid-eighties for Parsippany by year end 2016. Our other important markets— Short Hills, Metropark, Princeton, and Monmouth are also demonstrating leasing strength with occupancy at approximately 90 percent or higher.”

RECENT TRANSACTIONS

In January 2016, the Company, acquired the remaining 50 percent interest in Overlook Ridge Apartment Investors, LLC, located in Malden, Massachusetts for $39.8 million, and the assumption of $52.7 million in mortgage debt. The property is now wholly owned by Mack-Cali.

In December, the Company acquired 3 Sylvan Way, a vacant 147,241-square-foot, three-story, class A office building located in Parsippany, New Jersey for $10.3 million. This acquisition enhances the company’s holdings at the 600-acre Mack-Cali Business Campus, which includes 15 class A office properties totaling approximately 2.1 million square feet of space.

In November, the Company acquired 333 Thornall Street in Edison, New Jersey, a 196,128-square-foot class A office building located in Metropark, a major transit hub. The purchase price was approximately $53.1 million. The property is approximately 96 percent leased.

BALANCE SHEET/CAPITAL MARKETS

As of December 31, 2015, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of approximately 5.22 percent and a debt-to-undepreciated assets ratio of 39.0 percent. The Company had an interest coverage ratio of 2.9 times and 2.8 times for the quarter and year ended December 31, 2015, respectively.

On January 7, 2016, the Company obtained a new $350 million unsecured term loan, which matures in January 2019 with two one-year extension options. The interest rate for the new term loan is currently 140 basis points over LIBOR, subject to adjustment on a sliding scale based on the Company’s unsecured debt ratings, or defined leverage ratio at the Company’s option. Mack-Cali entered into interest rate swap arrangements to fix LIBOR for the duration of the term loan resulting in a current all-in fixed rate of 3.12 percent.

Proceeds from the term loan were used primarily to repay outstanding borrowings on its $600 million unsecured revolving credit facility, and to repay the Company’s $200 million, 5.8 percent senior unsecured notes that matured on January 15, 2016.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC, and Wells Fargo Securities, LLC served as the joint lead arrangers for the term loan. Bank of America, N.A. served as administrative agent; JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., and Capital One, National Association served as syndication agents; and US Bank National Association served as documentation agent. Other participants in the loan were PNC Bank, National Association and Citibank, N.A.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the fourth quarter 2015, which was paid on January 15, 2016 to shareholders of record as of January 6, 2016.

GUIDANCE/OUTLOOK

The Company expressed comfort with net income and FFO per diluted share for the full year 2016, as follows:

	Full Year 2016 Range
Net income available to common shareholders	$0.06	-	$0.16
Real estate-related depreciation and amortization		1.94
Funds from operations	$2.00	-	$2.10

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for February 25, 2016 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5219164

The live conference call is also accessible by calling (719) 325-2361 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at https://www.mack-cali.com/investors/events beginning at 2:00 p.m. Eastern Time on February 25, 2016 through March 3, 2016.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 326536.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2015 Form 10-K:

https://www.mack-cali.com/media/859771/4thquarter10k15.pdf

Fourth Quarter 2015 Supplemental Operating and Financial Data:

https://www.mack-cali.com/media/859774/4thquartersp15.pdf

Fourth Quarter 2015 Supplemental Operating and Financial Data for Roseland Residential Platform:

https://www.mack-cali.com/media/859777/4thquartersp15Roseland.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

343 Thornall Street, Edison, New Jersey 08837-2206

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding sales or disposals of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the

FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information regarding the Company’s operating performance and its ability to fund its dividends. There is not a generally accepted definition established for Core FFO.  Therefore, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali owns or has interests in 275 properties, consisting of 147 office and 109 flex properties totaling approximately 29.9 million square feet and 19 multi-family rental properties containing approximately 5,700 residential units and a pipeline of approximately 11,300 units, all located in the Northeast. Mack-Cali strives to provide its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contact:	Michael J. DeMarco	Anthony Krug	Deidre Crockett
	President	Chief Financial Officer	Director of Investor Relations
	(732) 590-1589	(732) 590-1030	(732) 590-1025

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
REVENUES	2015	2014	2015	2014
Base rents	$122,295	$123,673	$487,041	$516,727
Escalations and recoveries from tenants	13,190	16,818	62,481	78,554
Real estate services	7,065	7,315	29,620	28,638
Parking income	2,983	2,502	11,124	9,107
Other income	910	1,106	4,617	3,773
Total revenues	146,443	151,414	594,883	636,799

EXPENSES
Real estate taxes	19,683	20,870	82,688	90,750
Utilities	11,819	14,267	55,965	72,822
Operating services	29,344	29,040	107,951	112,621
Real estate services expenses	6,063	5,923	25,583	26,136
General and administrative	12,589	23,775	49,147	71,051
Acquisition-related costs	1,449	175	1,560	2,118
Depreciation and amortization	43,136	40,811	170,402	172,490
Impairments	33,743	—	197,919	—
Total expenses	157,826	134,861	691,215	547,988
Operating income (loss)	(11,383)	16,553	(96,332)	88,811

OTHER (EXPENSE) INCOME
Interest expense	(24,374)	(27,420)	(103,051)	(112,878)
Interest and other investment income	231	1,399	794	3,615
Equity in earnings (loss) of unconsolidated joint ventures	(449)	(363)	(3,172)	(2,423)
Realized gains (losses) on disposition of rental property, net	—	—	53,261	54,848
Gain on sale of investment in unconsolidated joint ventures	—	—	6,448	—
Loss from early extinguishment of debt	—	(582)	—	(582)
Total other (expense) income	(24,592)	(26,966)	(45,720)	(57,420)
Net income (loss)	(35,975)	(10,413)	(142,052)	31,391
Noncontrolling interest in consolidated joint ventures	462	21	1,044	778
Noncontrolling interest in Operating Partnership	3,795	1,152	15,256	(3,602)
Net income (loss) available to common shareholders	$(31,718)	$(9,240)	$(125,752)	$28,567

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32

Basic weighted average shares outstanding	89,475	89,044	89,291	88,727

Diluted weighted average shares outstanding	100,180	100,130	100,222	100,041

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(31,718)	$(9,240)	$(125,752)	$28,567
Add (deduct): Noncontrolling interest in Operating Partnership	(3,795)	(1,152)	(15,256)	3,602
Real estate-related depreciation and amortization on continuing operations (a)	48,707	44,529	190,875	185,339
Impairments	33,743	—	197,919	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	—	—	(53,261)	(54,848)
Gain on sale of investment in unconsolidated joint ventures	—	—	(6,448)	—
Funds from operations available to common shareholders (b)	$46,937	$34,137	$188,077	$162,660

Diluted weighted average shares/units outstanding (c)	100,180	100,130	100,222	100,041
Funds from operations per share/unit-diluted	$0.47	$0.34	$1.88	$1.63
Dividends declared per common share	$0.15	$0.15	$0.60	$0.75
Dividend payout ratio:
Funds from operations-diluted	32.02%	44.00%	31.97%	46.13%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$8,954	$14,468	$29,147	$27,731
Tenant improvements and leasing commissions (d)	$8,488	$9,697	$27,705	$42,917
Tenant improvements and leasing commissions on space vacant for more than a year	$10,928	$7,160	$35,727	$27,851
Straight-line rent adjustments (e)	$3,256	$526	$4,592	$5,713
Amortization of (above)/below market lease intangibles, net (f)	$35	$263	$587	$1,165
Acquisition-related costs (h)	$1,449	$175	$1,560	$2,118
Non real estate depreciation and amortization	$232	$575	$954	$840
Amortization of deferred financing costs	$944	$968	$3,790	$3,274
Net effect of unusual electricity rate spikes (g)	—	—	—	$4,845
Executives severance costs (h)	—	$12,791	—	$23,771

(a)

Includes the Company’s share from unconsolidated joint ventures of $5,818 and $4,292 for the three months ended December 31, 2015 and 2014, respectively, and $21,647 and $13,689 for the years ended December 31, 2015 and 2014, respectively. Excludes non-real estate-related depreciation and amortization of $81 and $83 for the three months ended December 31, 2015 and 2014, respectively, and $350 and $348 for the years ended December 31, 2015 and 2014, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $151 and $492 for the three months ended December 31, 2015 and 2014, respectively, and $604 and $492 for the years ended December 31, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,705 and 11,086 shares for the three months ended December 31, 2015 and 2014, respectively, and 10,931 and 11,272 for the years ended December 31, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)

Includes the Company’s share from unconsolidated joint ventures of $585 and $125 for the three months ended December 31, 2015 and 2014, respectively, and $1,261 and $137 for the years ended December 31, 2015 and 2014, respectively.

(f)

Includes the Company’s share from unconsolidated joint ventures of $95 and $124 for the three months ended December 31, 2015 and 2014, respectively, and $428 and $496 for the years ended December 31, 2015 and 2014, respectively.

(g)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.
(h)	Included in general and administrative expense.

Mack-Cali Realty Corporation

Statements of Funds from Operations per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32
Add: Real estate-related depreciation and amortization on continuing operations (a)	0.49	0.44	1.90	1.85
Impairments	0.34	—	1.97	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	—	—	(0.53)	(0.55)
Gain on sale of investment in unconsolidated joint ventures	—	—	(0.06)	—
Noncontrolling interest/rounding adjustment	(0.01)	—	0.01	0.01
Funds from operations (b)	$0.47	$0.34	$1.88	$1.63

Add:
Acquisition-related costs	$0.01	—	$0.02	$0.02
Severance/separation costs	—	$0.13	0.02	0.24
Net effect of unusual electricity rate spikes	—	—	—	0.05
Deduct:
Net real estate tax appeal proceeds	(0.01)	—	(0.05)	—
Equity in earnings from J.V. refinancing proceeds	—	—	(0.04)	—
Noncontrolling interest/rounding adjustment	—	—	—	(0.01)
Core FFO	$0.47	$0.47	$1.83	$1.93

Diluted weighted average shares/units outstanding (c)	100,180	100,130	100,222	100,041

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.04 for the three months ended December 31, 2015 and 2014, respectively, and $0.22 and $0.14 for the years ended December 31, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,705 and 11,086 shares for the three months ended December 31, 2015 and 2014, respectively, and 10,931 and 11,272 for the years ended December 31, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2015	2014
Assets
Rental property
Land and leasehold interests	$735,696	$760,855
Buildings and improvements	3,648,238	3,753,300
Tenant improvements	408,617	431,969
Furniture, fixtures and equipment	15,167	12,055
	4,807,718	4,958,179
Less — accumulated depreciation and amortization	(1,464,482)	(1,414,305)

Net investment in rental property	3,343,236	3,543,874
Cash and cash equivalents	37,077	29,549
Investments in unconsolidated joint ventures	303,457	247,468
Unbilled rents receivable, net	120,246	123,885
Deferred charges, goodwill and other assets, net	213,377	204,650
Restricted cash	35,343	34,245
Accounts receivable, net of allowance for doubtful accounts of $1,407 and $2,584	10,754	8,576

Total assets	$4,063,490	$4,192,247

Liabilities and Equity
Senior unsecured notes	$1,268,844	$1,267,744
Revolving credit facility	155,000	—
Mortgages, loans payable and other obligations	731,076	820,910
Dividends and distributions payable	15,582	15,528
Accounts payable, accrued expenses and other liabilities	135,057	126,971
Rents received in advance and security deposits	49,739	52,146
Accrued interest payable	24,484	26,937
Total liabilities	2,379,782	2,310,236
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 89,583,950 and 89,076,578 shares outstanding	896	891
Additional paid-in capital	2,570,392	2,560,183
Dividends in excess of net earnings	(1,115,612)	(936,293)
Total Mack-Cali Realty Corporation stockholders’ equity	1,455,676	1,624,781

Noncontrolling interests in subsidiaries:
Operating Partnership	170,891	202,173
Consolidated joint ventures	57,141	55,057
Total noncontrolling interests in subsidiaries	228,032	257,230

Total equity	1,683,708	1,882,011

Total liabilities and equity	$4,063,490	$4,192,247